UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 18, 2004

DYNTEK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

18881 Von Karman Avenue, Suite 250, Irvine, California   92612

(Address of principal executive offices)

(949) 955-0078

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Dyntek, Inc. (the “Company”) entered into an Employment Agreement effective on October 15, 2004 (the “Agreement”), with Casper Zublin, Jr. for Mr. Zublin to serve as the Company’s Chief Operating Officer.  Under the Agreement, Mr. Zublin will receive a base salary at the annualized rate of $300,000, and he is entitled to receive an annual bonus pursuant to a bonus plan established by the Company’s Compensation Committee.  The bonus shall be based upon the achievement of criteria as set forth in the Company’s bonus plan.  Mr. Zublin received a grant of options to purchase 350,000 shares of the Company’s common stock, subject to certain vesting provisions.    The Agreement also provides Mr. Zublin with severance benefits in the event of his termination for certain reasons.  The Agreement provides additional benefits for Mr. Zublin in the event of a change in control of the Company and Mr. Zublin’s employment is terminated, subject to certain conditions.  In connection with his employment, Mr. Zublin also entered into an Indemnification Agreement with the Company, as well as an Incentive Stock Option Agreement.

Item 3.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of October 15, 2004, the Company has appointed Casper Zublin, Jr. as its new Chief Operating Officer.  Prior to joining the Company, Mr. Zublin served as President and Chief Executive Officer of Integration Technologies, Inc., a professional technology services company (“ITI”), since April of 2002.  From April 2000 to March 2002, Mr. Zublin served as President of AnySite Technologies, a business  unit of ITI, and Executive Vice President of Thompson Associates.  Prior to Thompson Associates’ acquisition of AnySite Technologies in April of 2000, Mr. Zublin had served as AnySite’s President and Chief Executive Officer since January of 1998.  In addition, Mr. Zublin served as President or Partner of several high growth companies, including a four time “Inc. 500” award winner.  Mr. Zublin currently holds positions as Ambassador for Orangewood Foundation and Chairman of TACA (Talk About Curing Autism).  Mr. Zublin received a BA from Principia College, and an MBA from the University of Chicago.  Mr. Zublin is 42 years old.  The terms of Mr. Zublin’s employment are as set forth above under Item 1.01.  On October 18, 2004, the Company completed its acquisition of ITI through the merger of a wholly owned subsidiary of the Company into ITI, with ITI becoming a wholly owned subsidiary of the Company (the “Merger”).  In addition to holding senior management positions at ITI, Mr. Zublin was a director and shareholder of ITI.  The Company’s press release announcing the appointment of Mr. Zublin is incorporated herein by reference and is filed as an exhibit to this Report.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits.

99.1                           Press release issued by DynTek, Inc. on October 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: October 21, 2004	By:	/s/ Robert Webber
Robert Webber
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press released issued by DynTek, Inc. on October 15, 2004.